SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): March 4, 1996.




                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                   0-3713             41-0850527
(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)     File Number)      Identification No.)


   11000 Prairie Lakes Drive, Eden Prairie, Minnesota       55344
   (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:   (612) 829-3000


                                 Not Applicable
          (Former name or former address, if changed since last report.)


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Item 5. Other Events

         On March 4, 1996, the Board of Directors of National Computer Systems, Inc. (the "Company") approved several actions taken to better protect the Company against certain coercive or inadequate takeover tactics or offers. The Company's shareholder Rights Agreement, originally adopted in 1987 and amended in 1989, was amended to extend the expiration date from July 6, 1997 to July 6, 2002 and change the exercise price of the rights from $50.00 to $55.00. The amendments also reduce the stock ownership level at which the rights become exercisable and make certain other changes.

         As amended, the Rights Agreement provides that if any person or group acquires 15% or more of the Company's common stock, each right not owned by such person or group will entitle its holder to purchase, at the right's then-current exercise price, common stock of the Company having a value of twice the right's exercise price. The rights would not be triggered, however, if the acquisition of 15% or more of the Company's common stock is pursuant to a tender or exchange offer for all outstanding shares of the Company's common stock determined by the Board of Directors to be fair and in the best interests of the Company and its shareholders. A copy of the Rights Agreement, as amended and restated, is
Exhibit 4.

         In addition, the Company amended its Bylaws to allow for the removal of directors only for cause, to require that a shareholder give notice of proposed business and shareholder nominations of directors, to provide greater authority in conducting shareholder meetings, and to conform to statutory requirements for calling a special meeting of shareholders in the case of a change in control. A copy of the Bylaws, as amended and restated, is Exhibit 3.2.

         Further, in an effort to assure that the Company will have the continued dedication of its elected officers, notwithstanding the possibility or threat of a change in control, the Board of Directors authorized the execution of change in control agreements with those elected officers. Each change in control agreement would provide that, if an executive's employment is terminated under specified circumstances following a change in control of the Company, the executive will receive certain payments and the continuance of benefits.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  3.2 Bylaws of the Company, amended and restated as of March 4, 1996

                  4 Second Amended and Restated Rights Agreement between the Company and Norwest Bank Minnesota, N.A., amended and restated as of March 4, 1996, including the Amended and Restated Form of Right Certificate attached as Exhibit B thereto (Incorporated by reference to Exhibit No. 1 to registrant's Amendment No. 2 on Form 8-A/A dated March 12, 1996).



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Signature

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 13, 1996

                                             NATIONAL COMPUTER SYSTEMS, INC.



                                             By:   /s/ J.W. Fenton, Jr.
                                             Its:  Secretary and Treasurer



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                                INDEX TO EXHIBITS

Exhibits

     3.2 Bylaws of the Company, amended and restated as of March 4, 1996